Exhibit 99.1



                        Nara Bancorp Receives Relief on
              Certain Restrictions Imposed by Regulatory Agencies



    LOS ANGELES--(BUSINESS WIRE)--Feb. 26, 2007--Nara Bancorp, Inc. (the "Company") (NASDAQ:NARA), the holding company of Nara Bank (the "Bank") announced today that the Federal Reserve Bank of San Francisco (the "Reserve Bank"), by letter dated February 8, 2007, eased certain operational and other restrictions on the Company that were originally imposed in connection with the entry by Nara Bank into a Memorandum of Understanding (MOU) on July 29, 2005. Due to the progress made by the Company in addressing certain earlier criticisms and concerns of the Reserve Bank, the following operational restrictions, among others, were changed:

    -- The Company will no longer be required to seek Reserve Bank approval prior to paying dividends on its trust preferred securities or paying any other dividend in the amount of $800,000 or less.

    -- Prior approval requirements have been suspended for the receipt by the Company of dividends or other payments representing a reduction of capital of the Bank and for increases in Company borrowings or the incurrence or renewal of Company debt.

    -- The Company is no longer required to obtain approval from the Reserve Bank prior to issuing trust preferred securities.
        Instead it may issue such securities upon prior notice to the Reserve Bank.

    In connection with the lifting of the foregoing operational restrictions on the Company, on February 23, 2007, the Bank entered into an amendment of the MOU among the Bank, the Reserve Bank and the California Department of Financial Institutions (the "Department"), which eased related operating restrictions at the Bank level. Accordingly, the Bank is no longer required to seek approval prior to declaring or paying dividends to the Company for purposes of servicing regularly scheduled trust preferred payments or prior to paying any other dividend in an amount not exceeding $400,000.

    "We are very pleased that our regulators recognize the efforts we have made to strengthen our corporate governance," said Min Kim, Chief Executive Officer of Nara Bancorp. "We will continue to work diligently towards receiving full relief from our MOU."

    About Nara Bancorp, Inc.

    Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 18 branches and 7 loan production offices in the United States. Nara Bank operates full-service branches in California and New York, with loan production offices in California, Washington, Texas, Georgia, Illinois, New Jersey, and Virginia. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol "NARA."

    Forward-Looking Statements

    This press release contains forward-looking statements including statements about future operations that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.



    CONTACT: Financial Relations Board
             Investors and Financial Media:
             Tony Rossi, 310-854-8317